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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             RARE MEDIUM GROUP, INC.

                         (pursuant to Section 245 of the
                        Delaware General Corporation Law)

                   RARE MEDIUM GROUP, INC., a Delaware corporation (the "Company"), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on August 15, 1985 under the name International Cogeneration Corporation, HEREBY CERTIFIES AS FOLLOWS:

                   This Restated Certificate of Incorporation hereby restates and inte grates, without further amendment, pursuant to Section 245 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code, the Company's Certificate of Incorporation, as amended to date. There is no discrepancy between the terms of this Restated Certificate of Incorporation and the terms of the Company's Certificate of Incorporation, as amended to date. The text of this Restated Certificate of Incorporation, as so restated, is as follows:

                   FIRST: The name of the Company is Rare Medium Group, Inc.

                   SECOND: The address of the Company's registered office in the State of Delaware is Corp. Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                   THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                   FOURTH: The aggregate number of shares which the Company shall have authority to issue shall be:

                   Three Hundred Ten Million (310,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, with a par value of One Cent ($0.01) per share, One Hundred Million



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         (100,000,000) shares of Non-Voting Common Stock, with a par value of
         One Cent ($0.01) per share, and Ten Million (10,000,000) shares of Preferred Stock, with a par value of One Cent ($0.01) per share. The Board of Directors, in its sole direction, shall have full and complete authority, by resolutions, from time to time, to establish one or more series or classes to issue shares of Preferred Stock, and to fix, determine and vary the voting rights, designations, preferences, restrictions, qualifications, privileges, limitations, options, conversion rights and other special rights of each series or class of Preferred Stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquida tion, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions.

                  Pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of this Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation"), there is hereby created, out of the 10,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized and unissued in Article Fourth of this Restated Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock consisting of 2,000,000 shares, which series shall have the following powers, designations, prefer ences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in this Restated Certificate of Incorporation which are applicable to the Preferred Stock):

                  1. Designation of Amount. The 2,000,000 shares of Preferred Stock shall be designated the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 2,000,000.


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                  2.         Dividends.
                             ---------

                  (a) The holders of the then outstanding shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends, accruing on a daily basis from the Original Issuance Date through and including the date on which such dividends are paid at the annual rate of (A) 7.50% from the Original Issuance Date through June 30, 2002 and (B) thereafter, 4.65% (in either case, the "Applicable Rate"), of the Liquidation Preference (as hereinafter defined) per share of the Series A Preferred Stock, payable in arrears on the last day of each of December, March, June and September, commencing on June 30, 1999; provided that: (i) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall be deemed to accrue on the Series A Preferred Stock from the Original Issuance Date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed. The term "Original Issuance Date" means, with respect to the Series A Preferred Stock, the first date of issuance, i.e., June 4, 1999, and, with respect to any Additional Securities (as hereinafter defined), the date upon which they are issued or, if not issued, the applicable dividend payment date on which the Additional Securities were to have been issued.

                  (b) On any dividend payment date occurring on or prior to June 30, 2002, the Company shall pay a dividend on such Series A Preferred Stock through the issuance of additional shares of Series A Preferred Stock ("Additional Securities"). On any dividend payment date occurring after June 30, 2002 and on or prior to June 30, 2004, the Company shall pay a dividend on such Series A Preferred Stock through the issuance of Additional Securities, provided that at the option of either the holders of a majority of the then outstanding shares of Series A Preferred Stock (the "Requisite Holders") or the Company, the Company shall pay the dividends in whole in cash. In the event the Company or the Requisite Holders, as the case may be, elect to have such dividends paid in cash, they shall provide the other party written notice of such election not less than ten days prior to the applicable dividend payment date. On any dividend payment date occurring after June 30, 2004, all dividends on such Series A Preferred Stock shall be paid in cash. Shares of


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Series A Preferred Stock issued in payment of dividends shall be valued at all times at $100 per share and each such share shall be issued with a detachable ten-year warrant (each a "Series 1-A Warrant") that entitles its holder to purchase from the Company thirteen and one-half (13.5) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The number of Additional Securities that are issued to the holders of the Series A Preferred Stock under this paragraph (b) will be the number obtained by dividing (i) the total dollar amount of cumulative dividends due and payable on the applicable dividend payment date by (ii) the Liquidation Preference, provided, that the Company shall not be required to issue fractional shares of Series A Preferred Stock, but in lieu thereof shall pay in cash the portion of any dividend payable in shares of Series A Preferred Stock that would otherwise require the issuance of a fractional share, provided further, that in any such case, the Company shall issue the holders fractional Series 1-A Warrants in an amount appropriate to reflect the fractional share of Series A Preferred Stock.

                  (c) Holders of shares of the Series A Preferred Stock shall be entitled full cumulative dividends, as herein provided, on the Series A Preferred Stock and no additional amounts. Except as set forth in paragraph (f) below, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

                  (d) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of Series A Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock ("Parity Stock"), all dividends declared upon shares of Series A Preferred Stock and upon all Parity Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such Parity Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and such other shares of Parity Stock, bear to each other. Unless and until full cumulative dividends on the shares of Series A Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series A Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporane ously declared in full and sums set aside for the payment thereof, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock, or any other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends (together with the Common Stock, "Junior


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Stock"), other than in shares of, or warrants or rights to acquire, Junior
Stock; and (ii) no shares of Junior Stock or Parity Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsid iary of the Company (except by conversion into or exchange for shares of Junior Stock). For the purposes hereof, a "Subsidiary" shall mean any corporation, associa tion or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided.

                  The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series A Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the Applicable Rate per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemp tion), whether or not earned or declared and whether or not assets for the Company are legally available therefor, and if full dividends are not declared or paid (whether in cash or in Additional Securities), then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the Applicable Rate, for each quarterly period during which such dividends remain unpaid, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Preferred Stock.

                  (e) The amount of any dividends per share of Series A Preferred Stock for any full quarterly period shall be computed by multiplying the Applicable Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

                  (f) In the event any dividends are declared with respect to the Common Stock, the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend shall be entitled to receive as


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additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such holder would have received had the Series A Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend, such Additional Dividends to be payable on the payment date of the dividend established by the Board of Directors (the "Additional Dividend Payment Date"). The record date for any such Additional Dividends shall be the record date for the applicable dividend, and any such Additional Dividends shall be payable to the persons in whose name this Series A Preferred Stock is registered at the close of business on the applicable record date.

                  3. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $100 per share of Series A Preferred Stock (the "Liquidation Preference") plus the amount of any accrued and unpaid dividends as of such date, calculated pursuant to Section 2 hereinabove. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock. If upon any such liquidation, dissolution or winding up of the Company the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series A Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata according to the number of then outstanding shares of Series A Preferred Stock held by each holder thereof. No event that constitutes a Change of Control (as defined in Section 5(b) below) shall be considered a liquidation, dissolution or winding up of the Company for purposes of this
Section 3 (unless in connection therewith the liquidation of the Company is specifically approved).

                  4. Mandatory Redemption. On June 30, 2012 (the "Redemption Date"), the Company shall redeem for cash all shares of Series A Preferred Stock that are then outstanding and any shares of Series A Preferred Stock then issuable in respect of accrued but unpaid dividends, in each case, at a redemption price per share equal to the Liquidation Preference thereof plus the amount of any accrued and unpaid dividends as of such date ("Redemption Price"). Not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date, notice by first class mail,


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postage prepaid, shall be given to each holder of record of the Series A
Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Redemption Date, the Redemption Price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed and that dividends on the shares of the Series A Preferred Stock cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice. If, on the Redemption Date, funds in cash in an amount sufficient to pay the aggregate Redemption Price for all outstanding shares of Series A Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price upon surrender of their certificates therefor) shall terminate. If at the Redemption Date, the Company does not have sufficient funds legally available to redeem all the outstanding shares of Series A Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall purchase as many shares of Series A Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series A Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series A Preferred Stock.

                  5.         Optional Redemption.
                             -------------------

                  (a) Change of Control. In the event that any Change of Control (as hereinafter defined) shall occur at any time while any shares of Series A Preferred Stock are outstanding, the Requisite Holders shall have the right to give notice that they are exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holders' shares of Series A Preferred Stock, during the period (the "Exercise Period") beginning on the 20th day and ending on


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the 90th day after the date of such Change of Control. Upon any such election, the Company shall redeem for cash each of such holders' shares (including any shares then issuable in respect of accrued but unpaid dividends) for which such an election is made, to the extent permitted by applicable law, at the Redemption Price.

         (b) As used herein, "Change of Control" means the occurrence of any of the following events:

                           (1) the acquisition by any individual, entity or
                  group other than Apollo Management, L.P. or its affiliates (a "Person"), or any Holder (as such term is defined in the Amended and Restated Securities Purchase Agreement (the "Agreement") dated as of June 4, 1999 among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF IV/RRRR LLC), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promul gated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company of Common Stock (excluding any acquisition resulting from an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition of Common Stock by the Company, (C) any acquisition of Common Stock by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition of Common Stock by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5(b);

                           (2) a majority of the individuals who, as of the
                  Original Issuance Date of the Series A Preferred Stock, constitute the members of the Board of Directors not elected by the holders of Series A Preferred Stock (the "Incumbent Board") cease for any reason to serve on such Board of Directors; provided that any individual who becomes


                                       8

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                  a director of the Company subsequent to such Original Issuance
                  Date, whose election, or nomination for election by the Com pany's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board; or

                           (3) approval by the stockholders of the Company of a
                  reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the out standing shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns 100% of the Outstanding Company Common Stock or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or


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                  more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the com bined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will continue to serve as members of the board of directors of the corporation resulting from such Corporate Transaction.

                  (c) On or before the tenth (10th) day after a Change of Control, the Company shall mail to all holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) the Redemption Price per share of the Series A Preferred Stock applicable hereunder, (iii) the determination of the Requisite Holders to exercise a Change of Control Election (or the date on which such a determination is scheduled to be made) and (iv) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Change of Control Election, if applicable, a holder of the Series A Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series A Preferred Stock with respect to which the Change of Control Election is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) business day after receipt of delivery of such written notice, the Company shall accept for payment all shares of Series A Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the exercise of the Change of Control Election and shall cause payment to be made in cash for such shares of Series A Preferred Stock. If at the time of any Change of Control, the Company does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Series A Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall offer in its written notice of such Change of Control to purchase as many shares of Series A Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, offer to purchase as many shares of Series A Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Series A Preferred Stock.


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                  (d) Optional Redemption by Company. (A) At any time (i) after
June 30, 2004 or (ii) after June 30, 2002 if the closing price of the Common Stock quoted on the NASDAQ National Market System (or the primary national securities exchange on which the Common Stock is then listed) on each of the preceding thirty (30) trading days is greater than $12.00 per share (the "Redemption Threshold"), the Company may, upon sixty (60) days notice, redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock (including shares issuable in respect of accrued but unpaid dividends) for cash in an amount per share equal to 103% of the Redemption Price.

                  (B) The Redemption Threshold is subject to adjustment from time to time, in the event of any increase or decrease by way of a subdivision or split-up of the outstanding shares of Common Stock or any decrease by way of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock. In any such case, an appropriate adjustment shall be made to the Redemption Threshold in a manner and on terms that effect the intent of paragraph (A) above.

                  (e) Status of Redeemed Shares. Any shares of Series A Preferred Stock which shall at any time have been redeemed pursuant to Section 4 or 5 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

                  6. Voting Rights. Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of Series A Preferred Stock:

                  i. shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock (except for matters submitted to the holders of Common Stock in connection with the transaction contemplated by the Agreement);

                  ii. shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by Delaware law; and



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                  iii.     shall be entitled to receive notice of any
                           stockholders' meeting in accordance with the Certificate of Incorporation and By-laws of the Company.

                  Each share of Series A Preferred Stock shall entitle the holder thereof to cast 0.875 votes for each whole vote that such holder would be entitled to cast had such holder converted its Series A Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter; provided that the total voting power of the holders of the Series A Preferred Stock shall in no event exceed the voting power of 2,120,000 shares of Common Stock prior to the obtaining of stockholder approval (the "Stockholder Approval") for the transactions pursuant to which the Series A Preferred Stock was issued, as contemplated by the Agreement, and shall in no event exceed the voting power of 9,750,000 shares of Common Stock in the event Stockholder Approval is obtained.

                  (b) In addition to the other voting rights set forth herein, for so long as the Apollo Stockholders (as such term is defined below) beneficially own not less than 100,000 shares of Series A Preferred Stock, the following provisions shall apply:

                  The holders of Series A Preferred Stock shall have the exclusive right, voting separately as a single class, to elect one person to serve on the Board of Directors (such director is referred to as a "Preferred Stock Director"); provided, that if the size of the Board of Directors shall be increased, then the holders of Series A Preferred Stock shall have the right to elect that number of Preferred Stock Directors such that the number of Preferred Stock Directors divided by the total number of members of the Board of Directors (the "Preferred Director Percent age") is at least equal to the Preferred Director Percentage immediately prior to the increase in the size of the Board of Directors (without regard to any vacancy that shall exist from time to time). On or after the date of Stockholder Approval (if such approval is obtained), the holders of Series A Preferred Stock shall have the right to elect two Preferred Stock Directors. In any such election the holders of Series A Preferred Stock shall be entitled to cast one vote per share of Series A Preferred Stock held of record on the record date for the determination of the holders of Series A Preferred Stock entitled to vote on such election. The initial Preferred Stock Director shall be


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                  appointed by the Board of Directors on the Original Issuance
                  Date to serve until his or her successor is duly elected; in the event Stockholder Approval is obtained, the second Preferred Stock Director shall be appointed immediately after Stockholder Approval to serve until his or her successor is duly elected; and thereafter the Preferred Stock Directors shall be elected at the same time as other members of the Board of Directors. A Preferred Stock Director may only be removed by the vote of the Requisite Holders, at a vote of the then outstanding shares of Series A Preferred Stock, voting as a single class, at a meeting called for such purpose. If for any reason a Preferred Stock Director shall resign or otherwise be removed from the Board of Directors, then his or her replacement shall be a person elected by the holders of the Series A Preferred Stock, in accordance with the voting procedures set forth in this Section 6(b). The Preferred Stock Directors shall be appointed by the Board of Directors to serve on each committee of the Board of Directors in the same proportions that the number of Preferred Stock Directors bears to the total number of directors then comprising the Board of Directors.

                  (c) So long as any Series A Preferred Stock remains outstanding, the Company shall not, without the written consent or affirmative vote of the Requisite Holders, at a meeting of the holders called for that purpose, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation, By-Laws of the Company or any provision thereof (including the adoption of a new provision thereof) which would adversely affect the voting power of the Series A Preferred Stock or any other rights or privileges of the holders of the Series A Preferred Stock hereunder.

                  7.         Conversion Rights.
                             -----------------

                  (a) General. Subject to and upon compliance with the provisions of this Section 7, the holders of the shares of Series A Preferred Stock shall be entitled, at their option, at any time prior to the date fixed for redemption of such shares, to convert all or any such shares of Series A Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference of such Series A Preferred Stock (including shares issuable in respect of accrued but unpaid dividends), plus the amount of any accrued but unpaid dividends as of the Conversion Date by (y) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 7).

                  (b) Conversion Price. The conversion price (the "Conversion Price") shall initially be $7.00 per share of Common Stock, subject to adjustment from time to time in accordance with Section 7(d).

                  (c) Fractions of Shares. No fractional share of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued and which shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value (as hereinafter defined) of one share of Common Stock on the Conversion Date (as hereinafter defined).

                  (d) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                  i. Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Additional Securities, Series B Preferred Stock or Excluded Stock, without consideration or for consideration per share less than either (x) the Conversion Price or (y) the Fair Market Value of the Common Stock, in effect immediately prior to the issuance of such Common Stock or securities, then such Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                                    (A)      the Conversion Price in effect
                                             immediately prior to the issuance
                                             of such Common Stock or securities
                                             by

                                    (B)      a fraction of which (x) the
                                             denominator shall be the number of
                                             shares of Common Stock outstanding
                                             on a fully-diluted basis
                                             immediately after such issuance and
                                             (y) the numerator shall be the sum
                                             of (i) the number of shares of
                                             Common Stock outstanding on a
                                             fully-diluted basis immediately
                                             prior to the date of such issuance
                                             and (ii) the number of additional
                                             shares of Common Stock which the
                                             aggregate consideration for the
                                             number of shares of Common Stock so
                                             offered would purchase at the
                                             greater of the Conversion Price or
                                             the Fair Market Value per share of
                                             Common Stock.

                  For purposes of this Section 7(d), "fully diluted basis" shall be determined in accordance with the treasury method of GAAP.

                  ii. Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock (other than shares of Series A Preferred Stock or Series B Preferred Stock that are redeemed according to their terms), or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share greater than the Fair Market Value (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) for shares of Common Stock in effect immediately prior to such event, then the Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                                    (A)     the Conversion Price in effect
                                            immediately prior to such event by

                                    (B)     a fraction of which (x) the
                                            denominator shall be the Fair Market
                                            Value per share of Common Stock
                                            immediately prior to such event and
                                            (y) the numerator shall be the
                                            result of dividing:

                                            (a) (1) the product of (A) the
                                            number of shares of Common Stock
                                            outstanding on a fully-diluted basis
                                            and (B) the Fair Market Value per
                                            share of Common Stock, in each case
                                            immediately prior to such event,
                                            minus (2) the aggregate
                                            consideration paid by the Company in
                                            such event (plus, in the case of
                                            such options, rights, or convertible
                                            or exchangeable securi ties, the
                                            aggregate additional consideration
                                            to be paid by the Company upon
                                            exercise, conversion or exchange),
                                            by

                                            (b) the number of shares of Common
                                            Stock outstanding on a fully-diluted
                                            basis immediately after such event.

                  iii.        For the purposes of any adjustment of a Conversion
                           Price pursuant to paragraphs (i) and (ii) of this
                           Section 7(d), the following provisions shall be applicable:

                           (1) In the case of the issuance of Common Stock for
                  cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                           (2) In the case of the issuance of Common Stock for a
                  consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof as determined in accordance with the Appraisal Procedure.

                           (3) In the case of the issuance of options to
                  purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for Additional Securities, Shares of Series B Preferred Stock or options to acquire Excluded Stock:

                                    (a)      the aggregate maximum number of
                                             shares of Common Stock deliverable
                                             upon exercise of such options to
                                             purchase or rights to subscribe for
                                             Common Stock shall be deemed to
                                             have been issued at the time such
                                             options or rights were issued and
                                             for a consideration equal to the
                                             consideration (determined in the
                                             manner provided in subparagraphs
                                             (1) and (2) above), if any,
                                             received by the Company upon the
                                             issu ance of such options or rights
                                             plus the minimum purchase price
                                             provided in such options or rights
                                             for the Common Stock covered
                                             thereby;

                                    (b)      the aggregate maximum number of
                                             shares of Common Stock deliverable
                                             upon conversion of or in exchange
                                             of any such convertible or
                                             exchangeable securities or upon the
                                             exercise of options to purchase or
                                             rights to subscribe for such
                                             convertible or exchangeable
                                             securities and subsequent
                                             conversion or exchange thereof
                                             shall be deemed to have been issued
                                             at the time such securities,
                                             options, or rights were issued and
                                             for a consideration equal to the
                                             consideration received by the
                                             Company for any such securities and
                                             related options or rights
                                             (excluding any cash received on
                                             account of accrued interest or
                                             accrued dividends), plus the
                                             additional consideration, if any,
                                             to be received by the Company upon
                                             the conversion or exchange of such
                                             securities or the exercise of any
                                             related options or rights (the
                                             consideration in each case
                                             to be determined in the manner
                                             provided in paragraphs (1) and (2)
                                             above) and

                                    (c)      on any change in the number of
                                             shares or exer cise price of Common
                                             Stock deliverable upon exercise of
                                             any such options or rights or con
                                             versions of or exchanges for such
                                             securities, other than a change
                                             resulting from the anti-dilution
                                             provisions thereof, the applicable
                                             Conversion Price shall forthwith
                                             be readjusted to such Conversion
                                             Price as would have been obtained
                                             had the adjustment made upon the
                                             issuance of such options, rights or
                                             securities not converted prior to
                                             such change or options or rights
                                             related to such securities not
                                             converted prior to such change been
                                             made upon the basis of such change.

                                    (d)      No further adjustment of the
                                             Conversion Price adjusted upon the
                                             issuance of any such options,
                                             rights, convertible securities or
                                             exchangeable securities shall be
                                             made as a result of the actual
                                             issuance of Common Stock on the
                                             exercise of any such rights or
                                             options or any conversion or
                                             exchange of any such securities.

                  iv. Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                  v. Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  vi. Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

                  vii. Deferral in Certain Circumstances. In any case in which the provisions of this Section 7(d) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event
                           (1) issuing to the holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of fractional share of capital stock pursuant to Section 7(c) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

                  viii. Other Anti-Dilution Provisions. If the Company has issued or issues any securities on or after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this
                           Section 7(d), such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Restated Certificate of Incorporation and, to the extent inconsistent with any provision of this Restated Certificate of Incorporation shall be deemed to be substituted therefor.

                  ix. Appraisal Procedure. In any case in which the provisions of this Section 7(d) shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Conversion Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the holder of any share of Series A Preferred Stock converted after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(c) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

                  x. Exceptions. Section 7(d) shall not apply to (i) any issuance of Common Stock upon exercise of any warrants or options (A) outstanding on the Original Issuance Date of the Series A Preferred Stock or (B) awarded to employees or directors of the Company pursuant to an employee stock option plan or stock incentive plan approved by the Board of Directors;
                           (ii) any issuance of securities by the Company in underwritten public offerings; and (iii) repurchases by the Company of Common Stock approved by the Board of Directors (collectively, the "Excluded Stock").

                  Notwithstanding the foregoing, in the case of shares of Series A Preferred Stock called for redemption, conversion rights will expire at the close of business on the last Business Day preceding any redemption date unless the Company defaults in making the payment due upon redemption.

                  (e) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any share of Series A Preferred Stock shall surrender such Series A Preferred Stock, duly endorsed or assigned to the Company in blank, at any office or agency of the Company maintained for such purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such Series A Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted.

                  Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of surrender of such shares of Series A Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares of Series A Preferred Stock as holder shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series A Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 7(c).

                  In the case of any Series A Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new share of Series A Preferred Stock of authorized denomination in aggregate principal amount equal to the unconverted portion of the principal amount of such share of Series A Preferred Stock.

                  (f) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

                  i. the Company shall compute the adjusted Conversion Price in accordance with Section 7(d) and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or conversion of shares of Series A Preferred Stock; and

                  ii. a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders at their last addresses as they shall appear in the stock register.

                  (g)      Notice of Certain Corporate Action.

                           In case:

                           (a) the Company shall take an action or an event
                  shall occur, that would require a Conversion Price adjustment pursuant to Section 7(d); or

                           (b) the Company shall grant to the holders of its
                  Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class;

                           (c) of any reclassification of the Common Stock
                  (other than a subdivision or combination of the outstanding shares of Com-mon Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (d) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Company; or

                           (e) the Company or any Subsidiary shall commence a
                  tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series A Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7(g).

                  (h)      Company to Reserve Common Stock.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

                  Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.

                  (i)      Taxes on Conversions.

                  The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                  (j)      Cancellation of Converted Series A Preferred Stock.

                  All Series A Preferred Stock delivered for conversion shall be delivered to the Company to be canceled.

                  (k)      Certain Definitions.

                  As used in this Section 7, the following terms shall have the following respective meanings:

                  "Appraisal Procedure" if applicable, shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). So long as Apollo Investment Fund IV, L.P. or any of its affiliates (the "Apollo Stockholders") beneficially own sufficient shares of Series A Preferred Stock to constitute the Requisite Holders, the valuation amount shall be determined in good faith jointly by the Board of Directors and the Requisite Holders; provided, however, that if such parties are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days), the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Requisite Holders. If the Board of Directors and the Requisite Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and the Requisite Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Requisite Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Requisite Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates. If the Apollo

Stockholders no longer constitute the Requisite Holders, the valuation amount shall be determined in good faith by the Board of Directors.

                  "Fair Market Value" means, as to any security, the Twenty Day Average of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of any class or series of Common Stock, a sale of all of the issued and outstanding Common Stock will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further, however, that fair market value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists.) "Fair Market Value" means with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the Ameri-can Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

                  "Twenty Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

                  8. Preemptive Rights. Holders of shares of Series A Preferred Stock will have the right to purchase their pro rata portions of any future private placements by the Company of equity or equity-linked securities, other than (i) securities issued pursuant to the exercise of options or warrants currently outstanding, options awarded to employees or directors of the Company after the date hereof pursuant to currently existing employee incentive plans, and options hereinafter issued under new employee incentive plans approved by the Board of Directors and by the Apollo Stockholders and (ii) securities issued as consideration in acquisitions by the Company.

                  9. Limitations. In addition to any other rights provided by applicable law, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the Requisite Holders, at a vote of the holders of Series A Preferred Stock, voting separately as a class,

                  (a) create, authorize or issue any class, series or shares of Preferred Stock (other than Additional Securities issued pursuant to Section 2(b) hereof and Series B Preferred Stock issued as dividends) or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation (i) prior to the Series A Preferred Stock, or (ii) on a parity with the Series A Preferred Stock, or (iii) junior to the Series A Preferred Stock, if such junior securities may be redeemed, in any circumstance, on or prior to the Redemption Date; or

                  (b) change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely.

                  10. Dividend Received Deduction. For federal income tax purposes, the Company shall report distributions on the Series A Preferred Stock as dividends, to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes).

                  11. Event of Non-Compliance. Whenever an Event of Non-Compliance (as hereinafter defined) shall have occurred and be continuing, the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect a sufficient number of additional directors such that the Preferred Stock Directors constitute a majority of the Board of Directors, at the Company's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for such meeting of stockholders, thereupon the holders of the shares of Series A Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of Series A Preferred Stock as hereinafter set forth. At elections for Preferred Stock Directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held. Upon the vesting of such right of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by such number as is required for the Preferred Stock Directors to constitute a majority of the Board of Directors and the vacancies so created shall be filled by vote of the holders of outstanding Series A Preferred Stock as hereinabove set forth. The right of holders of Series A Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all Events of Non-Compliance shall have been cured, at which time such rights shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent Event of Non-Compliance. Whenever such voting right shall have vested, such right may be exercised initially either, as provided above, at a special meeting of the holders of Series A Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the Delaware General Corporation Law. The Preferred Stock Directors elected pursuant to Section 11 shall serve until the next annual meeting of stockholders of the Company or until their respective successors shall be elected and shall qualify. Any director elected by the holders of Series A Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the Requisite Holders, at a vote of the then outstanding shares of Series A Preferred Stock, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-Laws of the Company. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, such vacancy shall be filled by the holders of Series A Preferred Stock voting as a class as herein


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



provided. Upon any termination of the right of the holders of Series A Preferred Stock to vote for directors as herein provided, the term of office of the Preferred Stock Director then in office shall terminate immediately. Whenever the terms of office of a Preferred Stock Director shall so terminate and the special voting powers vested in the holders of Series A Preferred Stock shall have expired, the number of directors shall be such number as may be provided for pursuant to the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this Section 11, and such Preferred Stock Director or Directors shall forthwith resign or the holders of Series A Preferred Stock shall promptly vote, or act by written consent, to remove such Preferred Stock Director or Directors pursuant to the procedures set forth above.

                  The term "Event of Non-Compliance" shall mean (A) any breach by the Company of any of its agreements and covenants set forth (i) in Section 7.12, Section 8.2 or Article 9 of the Agreement, (ii) in Sections 2, 4, 5, 6, 7 or 8 of Article Fourth of this Restated Certificate of Incorporation, or (B) any obligation of the Company, whether as principal, guarantor, surety or other obligor, for the payment of indebtedness for borrowed money in excess of $10,000,000 (i) shall become or shall be declared due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, and such default shall remain uncured for 15 days, or (C) the Common Stock shall no longer be listed for trading on a United States national securities exchange or the NASDAQ National Market (provided, that such Event of Non-Compliance shall be deemed to be cured immediately on the date upon which the Common Stock is again listed for trading on a United States national securities exchange or the NASDAQ National Market).

                  FIFTH: The name and mailing address of the incorporator is International Cogeneration Corporation, a Nevada corporation, with principal offices at 320 Walnut Street, Suite 105, Philadelphia, Pennsylvania 19106. The powers of the incorporator terminated upon the filing of the original Certificate of Incorporation of the Company on August 15, 1985.

                  SIXTH:  Election of directors need not be by written ballot.

                  SEVENTH: The Board of Directors is authorized to adopt, amend or repeal By-Laws of the Company.

                  EIGHTH: The following provisions are inserted to limit the liability of directors and officers of the Company to the full extent of the law allowable and for the conduct of the affairs of the Company, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

                  (a) No director shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase which is illegal under section 174 of Title 8 of the Delaware Code relating to the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

                  (b) No contract or other transaction between the Company and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this Company is or are interested in, or is a member, stockholder, director or officer or are members, stockholders, directors or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this Company or in which this Company with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or officer or officers of this Company is a party, or are parties to, or interested, such contract, act of transaction, or in any way connected, with such person or persons, firms, association or corporation, and each and every person who may become a director or officer of this Company is relieved from any liability that might otherwise exist from thus contracting with this Company for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

                  (c) Subject to such restrictions and regulations contained in by- laws adopted by the stockholders, the Board of Directors may make, alter, amend and rescind the by-laws, and may provide therein for the appointment of an executive committee from their own members, to exercise all or any of the powers of the board, which may be amended or repealed, at any time, by the stockholders.

                  (d) The Board of Directors shall have power, in its discretion, to provide for and to pay for directors rendering unusual or exceptional services to the Company special compensation appropriate to the value of such services.

                  (e) By resolution duly adopted by the holders of not less than a majority of the shares of stock then issued and outstanding and entitled to vote at any regular or special meeting of the stockholders of the Company duly called and held as provided in the by-laws of the Company, any director or directors of the Company may be removed from office at any time or times, with or without cause. The Board of Directors may at any time remove any officers of the Company with or without cause.

                  (f) The Company may indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (g) The Company may indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.

                  (h) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (i) Any indemnification under paragraphs herein (unless ordered by a Court) shall be made by the Company upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (j) The Company may pay expenses incurred by defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding in the manner provided herein upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in this section.

                  The indemnification and advancement of expenses provided for herein shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The indemnification and advancement of expenses provided herein or granted pursuant to this provision shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or of any disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (l) The Company may purchase and maintain insurance on behalf of any person who is or was serving the Company in any capacity referred to hereinabove against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions herein.

                  (m) The provisions herein shall be applicable to all claims, action, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

                  NINTH: The Board of Directors shall be divided into three classes, each composed of as nearly equal a number of directors as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. At the 1999 Annual Meeting of Stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting of Stockholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting of Stockholders, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Stockholders. Subject to the foregoing, at each Annual Meeting of Stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Stockholders. Directors shall serve for their respective terms except in the event of their earlier death, resignation or removal, and until their successors are duly elected and shall qualify. Newly created directorships, resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause, may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be executed this ____ day of February, 2000.

                                          RARE MEDIUM GROUP, INC.



                                          By:
                                             -----------------------------------
                                               Name:     Glenn S. Meyers
                                               Title:    Chairman, President and
                                                         Chief Executive Officer